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                                                                     EXHBIT 11
                         RISCORP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS




THIS EXHIBIT TO BE FILED BY AMENDMENT. THE EXHIBIT 11 PREVIOUSLY FILED WAS FILED DUE TO A TRANSMISSION ERROR AND THE INFORMATION CONTAINED THEREIN SHOULD NOT BE RELIED UPON.